Exhibit 4.2

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CALUMET FINANCE CORP.
and
the Guarantors named herein
______________________________________
7.625% SENIOR NOTES DUE 2022
______________________________________
________________________
SIXTH SUPPLEMENTAL INDENTURE
AND AMENDMENT
DATED AS OF SEPTEMBER 27, 2019
TO
INDENTURE
DATED AS OF NOVEMBER 26, 2013
__________________________
WILMINGTON TRUST, NATIONAL ASSOCIATION
Trustee
__________________________

This SIXTH SUPPLEMENTAL INDENTURE AND AMENDMENT (this “Supplemental Indenture”), dated as of September 27, 2019, is entered into by and among Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Company”), Calumet Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Existing Guarantors” on the signature page hereto (the “Existing Guarantors”), and Calumet Mexico, LLC, a Delaware limited liability company (“Calumet Mexico”), Calumet Specialty Oils de Mexico, S. de R.L. de C.V., a non-negotiable stock limited liability corporation formed in Mexico (“Calumet Specialty Oils”), and Calumet Specialty Products Canada, ULC, a Canadian unlimited liability corporation (“Calumet Canada” and, together with Calumet Mexico and Calumet Specialty Oils, the “New Guarantors”), and Wilmington Trust, National Association, a national banking association, as Trustee. The New Guarantors and the Existing Guarantors are collectively referred to herein as the “Guarantors.” Each capitalized term used in this Supplemental Indenture and not defined herein shall have the meaning assigned to such term in the Indenture (as defined below).
RECITALS
WHEREAS, the Issuers, the guarantors named therein and the Trustee entered into an Indenture, dated as of November 26, 2013, as may be amended and supplemented from time to time (as so amended and supplemented, the “Indenture”), which governs $350,000,000 in aggregate principal amount of 7.625% Senior Notes due 2022 issued by the Issuers and outstanding as of the date hereof (the “Notes”);
WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Existing Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes;
WHEREAS, to comply with Section 4.13 of the Indenture, the Issuers desire to cause each of the New Guarantors to become a “Guarantor” under the Indenture; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
Section 2.01    From this date, in accordance with Section 4.13 of the Indenture and by executing this Supplemental Indenture, each of the New Guarantors is subject to the provisions of the Indenture as a “Guarantor” thereunder to the extent provided for in Articles 10 thereunder.

ARTICLE 3
Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.
Section 3.03.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04.    The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:    Calumet GP, LLC, its general partner

    By:     /s/ D. West Griffin
        Name: D. West Griffin
        Title:     Executive Vice President and Chief                 Financial Officer
CALUMET FINANCE CORP.

By:     /s/ D. West Griffin
    Name: D. West Griffin
Title:     Executive Vice President and Chief
Financial Officer

NEW GUARANTORS:

CALUMET MEXICO, LLC

By:     /s/ D. West Griffin
Name: D. West Griffin
Title:     Executive Vice President and Chief
Financial Officer

CALUMET SPECIALTY OILS de MEXICO, S. de R.L. de C.V.

By:     /s/ D. West Griffin
Name: David West Griffin
Title:     Executive Vice-President and Chief
Financial Officer

CALUMET SPECIALTY PRODUCTS CANADA, ULC

By:     /s/ D. West Griffin
Name: D. West Griffin
Title:     Executive Vice President and Chief
Financial Officer

EXISTING GUARANTORS:

CALUMET OPERATING, LLC
CALUMET REFINING, LLC
CALUMET PRINCETON REFINING, LLC
CALUMET COTTON VALLEY REFINING, LLC
CALUMET SHREVEPORT REFINING, LLC
CALUMET SAN ANTONIO REFINING, LLC
CALUMET MONTANA REFINING, LLC
CALUMET MISSOURI, LLC
CALUMET KARNS CITY REFINING, LLC
CALUMET DICKINSON REFINING, LLC
CALUMET BRANDED PRODUCTS, LLC
BEL-RAY COMPANY, LLC
CALUMET INTERNATIONAL, INC.
KURLIN COMPANY, LLC

By:      /s/ D. West Griffin

    Name: D. West Griffin
Title:     Executive Vice President and Chief
Financial Officer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Jane Schweiger
Name:    Jane Schweiger
Title:    Vice President